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                                                                    Exhibit 4.1

                                                                  EXECUTION COPY

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                               GROVE HOLDINGS LLC
                          GROVE HOLDINGS CAPITAL, INC.

                   -------------------------------------------
                   11 5/8% SENIOR DISCOUNT DEBENTURES DUE 2009
                   -------------------------------------------

                            -------------------------
                                    INDENTURE

                            DATED AS OF APRIL 29,1998
                            -------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                     Trustee

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                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                   Indenture Section
310(a)(1) .........................................................       7.10
(a)(2) ............................................................       7.10
(a)(3) ............................................................       N.A.
(a)(4) ............................................................       N.A.
(a)(5) ............................................................       7.10
(b) ...............................................................       7.10
(c) ...............................................................       N.A.
311(a) ...........................................................        7.11
(b) ...............................................................       7.11
(c) ...............................................................       N.A.
312(a) ...........................................................        2.05
(b) ...............................................................      10.03
(c) ...............................................................      10.03
313(a) ...........................................................        7.06
(b)(1) ............................................................       9.03
(b)(2) ............................................................       7.07
(c) ...............................................................7.06; 10.02
(d) ...............................................................       7.06
314(a) ........................................................... 4.03; 10.02
(b) ...............................................................       9.02
(c)(1) ............................................................      10.04
(c)(2) ............................................................      10.04
(c)(3) ............................................................       N.A.
(e) ...............................................................      10.05
(f) ...............................................................       N.A.
315(a) ...........................................................        7.01
(b) ...............................................................7.05, 10.02
e(c) ...............................................................       7.01
(d) ...............................................................       7.01
(e) ...............................................................       6.11
316(a)(last sentence) ............................................. 2.09; 2.13
(a)(1)(A) .........................................................       6.05
(a)(1)(B) .........................................................       6.04
(a)(2) ............................................................       N.A.
(b) ...............................................................       6.07
(c) ...............................................................       2.12
317(a)(1) ........................................................        6.08
(a)(2) ............................................................       6.09
(b) ...............................................................       2.04
318(a) ...........................................................       10.01
(b) ...............................................................       N.A.
(c) ...............................................................      10.01

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N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE ....................    1
 Section 1.01. Definitions ...............................................    1
 Section 1.02. Other Definitions .........................................   20
 Section 1.03. Trust Indenture Act Terms .................................   21
 Section 1.04. Rules of Construction .....................................   21

ARTICLE 2. THE DEBENTURES ................................................   22
 Section 2.01. Form and Dating ...........................................   22
 Section 2.02. Execution and Authentication ..............................   23
 Section 2.03. Registrar and Paying Agent ................................   24
 Section 2.04. Paying Agent to Hold Money in Trust .......................   24
 Section 2.05. Holder Lists ..............................................   24
 Section 2.06. Transfer and Exchange .....................................   25
 Section 2.07. Replacement Debentures ....................................   38
 Section 2.08. Outstanding Debentures ....................................   39
 Section 2.09. Treasury Debentures .......................................   39
 Section 2.10. Temporary Debentures ......................................   39
 Section 2.11. Cancellation ..............................................   40
 Section 2.12. Defaulted Interest ........................................   40
 Section 2.13. Record Date ...............................................   40
 Section 2.14. Computation of Interest ...................................   40
 Section 2.15. CUSIP Number ..............................................   40

ARTICLE 3. REDEMPTION AND PREPAYMENT .....................................   41
 Section 3.01. Notices to Trustee ........................................   41
 Section 3.02. Selection of Debentures to Be Redeemed ....................   41
 Section 3.03. Notice of Redemption ......................................   41
 Section 3.04. Effect of Notice of Redemption ............................   42
 Section 3.05. Deposit of Redemption Price ...............................   42
 Section 3.06. Debentures Redeemed in Part ...............................   43
 Section 3.07. Optional Redemption .......................................   43
 Section 3.08. Mandatory Redemption ......................................   43
 Section 3.09. Offer to Purchase by Application of Excess Proceeds .......   43

ARTICLE 4. COVENANTS .....................................................   45
 Section 4.01. Payment of Debentures .....................................   45
 Section 4.02. Maintenance of Office or Agency ...........................   46
 Section 4.03. Reports ...................................................   46
 Section 4.04. Compliance Certificate ....................................   47


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 Section 4.05. Taxes ....................................................    47
 Section 4.06. Stay, Extension and Usury Laws ...........................    48
 Section 4.07. Restricted Payments ......................................    48
 Section 4.08. Dividend and Other Payment Restrictions
                 Affecting Subsidiaries .................................    51
 Section 4.09. Incurrence of Indebtedness and Issuance of
                 Disqualified Stock............ .........................    52
 Section 4.10. Asset Sales ..............................................    55
 Section 4.11. Transactions with Affiliates .............................    56
 Section 4.12. Liens ....................................................    56
 Section 4.13. Corporate Existence ......................................    57
 Section 4.14. Offer to Repurchase Upon Change of Control ...............    57
 Section 4.15. Sales of Accounts Receivable .............................    58
 Section 4.16. Sale and Leaseback Transactions ..........................    59
 Section 4.17. Restriction on Preferred Stock of Subsidiaries ...........    59
 Section 4.18. Limitation on Issuances and Sales of Equity
                  Interests In Wholly Owned Subsidiaries ................    59
 Section 4.19. Restrictions on Business Activities ......................    59
 Section 4.20. Restrictions on Activities of Grove Capital ..............    60
 Section 4.21. Payments for Consent .....................................    60
 Section 4.22. Limitation on Leases .....................................    60

ARTICLES 5. SUCCESSORS ...................................................   60
 Section 5.01. Merger, Consolidation or Sale of Assets ...................   60
 Section 5.02. Successor Corporation Substituted .........................   61

ARTICLE 6. DEFAULTS AND REMEDIES .........................................   61
 Section 6.01. Events of Default .........................................   61
 Section 6.02. Acceleration ..............................................   63
 Section 6.03. Other Remedies ............................................   63
 Section 6.04. Waiver of Past Defaults ...................................   64
 Section 6.05. Control by Majority .......................................   64
 Section 6.06. Limitation on Suits .......................................   64
 Section 6.07. Rights of Holders of Debentures to Receive Payment ........   65
 Section 6.08. Collection Suit by Trustee ................................   65
 Section 6.09. Trustee May File Proofs of Claim ..........................   65
 Section 6.10. Priorities ................................................   66
 Section 6.11. Undertaking for Costs .....................................   66

ARTICLE 7. TRUSTEE .......................................................   66
 Section 7.01. Duties of Trustee .........................................   66
 Section 7.02. Rights of Trustee .........................................   68
 Section 7.03. Individual Rights of Trustee ..............................   68
 Section 7.04. Trustee's Disclaimer ......................................   68
 Section 7.05. Notice of Defaults ........................................   69
 Section 7.06. Reports by Trustee to Holders of the Debentures ...........   69


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 Section 7.07. Compensation and Indemnity ................................   69
 Section 7.08. Replacement of Trustee ....................................   70
 Section 7.09. Successor Trustee by Merger, etc...........................   71
 Section 7.10. Eligibility; Disqualification .............................   71
 Section 7.11. Preferential Collection of Claims Against Issuers .........   71

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE ......................   71
 Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance ..   72
 Section 8.02. Legal Defeasance and Discharge ............................   72
 Section 8.03. Covenant Defeasance .......................................   72
 Section 8.04. Conditions to Legal or Covenant Defeasance ................   73
 Section 8.05. Deposited Money and Government Securities to be Held in
                 Trust; Other Miscellaneous Provisions ...................   74
 Section 8.06. Repayment to Issuers ......................................   75
 Section 8.07. Reinstatement .............................................   75

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER ..............................   75
 Section 9.01. Without Consent of Holders of Debentures ..................   75
 Section 9.02. With Consent of Holders of Debentures .....................   76
 Section 9.03. Compliance with Trust Indenture Act .......................   77
 Section 9.04. Revocation and Effect of Consents .........................   78
 Section 9.05. Notation on or Exchange of Debentures .....................   78
 Section 9.06. Trustee to Sign Amendments, etc. ..........................   78

ARTICLE 10. MISCELLANEOUS ................................................   78
 Section 10.01. Trust Indenture Act Controls .............................   78
 Section 10.02. Notices ..................................................   78
 Section 10.03. Communication by Holders of Debentures with Other
                   Holders of Debentures .................................   80
 Section 10.04. Certificate and Opinion as to Conditions Precedent .......   80
 Section 10.05. Statements Required in Certificate or Opinion ............   80
 Section 10.06. Rules by Trustee and Agents ..............................   80
 Section 10.07. No Personal Liability of Directors, Officers, Employees,
                  Members and Stockholders ...............................   81
 Section 10.08. Governing Law ............................................   81
 Section 10.09. No Adverse Interpretation of Other Agreements ............   81
 Section 10.10. Successors ...............................................   81
 Section 10.11. Severability .............................................   81
 Section 10.12. Counterpart Originals ....................................   81
 Section 10.13. Table of Contents, Headings, etc..........................   81

EXHIBITS
Exhibit A FORM OF DEBENTURE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE


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Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


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            INDENTURE dated as of April 29, 1998 by and among Grove Holdings
LLC, a Delaware limited liability company (the "Holdings"), Grove Holdings Capital, Inc., a Delaware corporation ("Grove Holdings Capital", and together with Holdings, the "Issuers"), and United States Trust Company of New York, as trustee (the "Trustee").

            The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 5/8% Senior Discount Debentures due 2009 (the "Senior Discount Debentures") and the 11 5/8% New Senior Discount Debentures due 2009 (the "New Senior Discount Debentures" and, together with the Senior Discount Debentures, the "Debentures"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

            "144A Global Debenture" means a global note in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A.

            "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary of Holdings (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of Holdings and/or its Restricted Subsidiaries, (ii) which is designated by the Management Committee of Holdings as an Accounts Receivable Subsidiary pursuant to a Management Committee resolution set forth in an Officers' Certificate and delivered to the Trustee,
(iii) that has total assets at the time of such designation with a book value not exceeding $100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing, (iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates Holdings or any Restricted Subsidiary of Holdings in any way, other than pursuant to (I) representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by Holdings that is permitted to be incurred pursuant to
Section 4.09 hereof or (b) subjects any property or asset of Holdings or any Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (II) any guarantee of any such accounts receivable financing by Holdings that is permitted to be incurred pursuant to Section 4.09 hereof, (v) with which neither Holdings nor any Restricted Subsidiary of Holdings has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with
Section 4.15 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and (vi) with respect to which neither the Holdings nor any Restricted Subsidiary of Holdings has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with Section 4.16 hereof or
(b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations thereof.

            "Accreted Value" means, for each $1,000 face amount of Debentures, as of any date of determination prior to May 1, 2003, the sum of (i) the initial offering price of each Debenture and (ii) that portion of the excess of the principal amount of each Debenture over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each May 1 and November 1 at the rate of 11 5/8% per annum from the date of issuance of the Debentures through the date of determination.

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business or (B) sales or other dispositions of accounts receivable and/or notes receivable and related assets to (x) the Accounts Receivable Subsidiary in accordance with
Section 4.15 hereof and (y) one or more financial institutions in connection with a Dealer Financing Program or factoring arrangements as in existence on the date hereof (provided that, in each case, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Subsidiaries (determined on a consolidated basis) shall be governed by the provisions of Sections 4.14 and/or 4.22 hereof and not by the provisions of
Section 5.01 hereof), and (ii) the issue or sale by Holdings or any of its Subsidiaries of Equity Interests of any of Holdings' Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing, the following


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

items shall not be deemed to be Asset Sales: (i) a transfer of assets by an Issuer to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to an Issuer or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets; provided that such sale and leaseback complies with Section 4.16 hereof, (v) foreclosures of assets, and (vi) the sale at fair market value of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Holdings or any Restricted Subsidiary, as the case may be, in the ordinary course of business.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of Holdings, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of 85% of the face amount of all accounts receivable and notes receivable owned by Holdings and its Restricted Subsidiaries as of such date that are not more than 90 days past due, as calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable and notes receivable as of a specific date, Holdings may utilize the most recent available information for purposes of calculating the Borrowing Base.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

            "Cedel" means Cedel Bank, S.A.

            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries (determined on a consolidated basis), to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Holdings or a Wholly Owned Restricted Subsidiary or any Permitted Holder or Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of one or both of the Issuers (other than in a transaction which complies with the provisions of Section 5.01 hereof), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Holdings (measured by voting power rather than number of shares) and the Permitted Holders do not beneficially own as much or more of the Voting Stock of Holdings (measured by voting power rather than by number of shares) than such person, (iv) the first day on which a majority of the members of the Management Committee of Holdings are not Continuing Members or (v) the first day on which Holdings fails to own 100% of the issued and outstanding Equity Interests of Grove Holdings Capital (other than by reason of the merger of Grove Holdings Capital with and into a corporate successor to Holdings).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means Grove Worldwide LLC, a Delaware limited liability company, and any and all successors thereto.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized in connection with an Asset Sale or the extinguishment of any Indebtedness (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period or, following the reorganization of Holdings as a corporation, any tax sharing payment made pursuant to a tax sharing agreement executed in connection therewith, in each case, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another person that is guaranteed by such person or a Subsidiary of such person or secured by a Lien on the assets of such person or one of its Subsidiaries (to the extent that such interest expense was deducted in computing Consolidated Net Income in such period), plus (vi) any charges of up to $30.0 million relating to a facility closing, plus (vii) any charges of up to $16.0 million resulting from fees payable to the George Group in connection with the consulting arrangements with Holdings or its Restricted Subsidiaries, plus (viii) one-time expenses associated with inventory, research and development and other write-ups resulting from purchase accounting adjustments at the time of the Transactions or any other permitted acquisition (to the extent such expenses were deducted in computing Consolidated Net Income in such period), plus (ix) any expenses or charges related to any Equity Offering, Permitted Investment or Indebtedness permitted to be incurred by this Indenture (including such expenses or charges related to the Transactions) and deducted in such period in computing Consolidated Net Income, minus (x) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary (other than Holdings) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Wholly Owned Restricted Subsidiary thereof in respect of such period, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Holdings or one of its Subsidiaries.

            "Continuing Members" means, as of any date of determination, any member of the Management Committee of Holdings who (i) was a member of such Management Committee on the date hereof or (ii) was nominated for election or elected to such Management Committee with the approval of a majority of the Continuing Members who were members of such Management Committee at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to Holdings.

            "Credit Facilities" means, with respect to the Issuers or their Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

            "Dealer Financing Program" means (x) that certain financing program pursuant to which (i) distributors of Holdings and its Restricted Subsidiaries can obtain up to 366-day inventory financing for the purchase of Holdings' Subsidiaries' products, (ii) units financed will generate secured notes receivable, accounts receivable, chattel paper, instruments or other intangibles (collectively, "Receivables"), which Holdings or its Restricted Subsidiaries may sell, from time to time, to financial institutions at 100% of face value and
(iii) Holdings or its Restricted Subsidiaries shall insure (with a nationally recognized insurance company with at least $100.0 million in assets) at least 85% of the payment obligations relating to such Receivables and (3) factoring or discounting arrangements as in effect on the date hereof or entered into in the ordinary course of business consistent with past practice.

            "Debentures" has the meaning assigned to it in the preamble to this Indenture.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Debentures" means Debentures that are in the form of Exhibit A-I attached hereto but without including the text referred to in footnotes 1 and 3 thereto.

            "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof; and provided further, that Capital Stock issued to any plan for the benefit of employees of Holdings or its subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations.

            "Equipment Financing Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations, residual value guarantees, conditional loss guarantees or first loss guarantees) by Holdings or a Restricted Subsidiary incurred in the ordinary course of business consistent with past practice of Indebtedness incurred by a distributor, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Holdings or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such distributor or other purchaser or lessor and any related reasonable fees and expenses (including financing fees); provided, however, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a Lien on such inventory in favor of the holder of such Indebtedness, and (2) if Holdings or such Restricted Subsidiary is required to make payment with respect to such guarantee, Holdings or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a Lien in such inventory or (s) the net proceeds of any resale of such inventory.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Debentures" means the Debentures issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

            "Existing Indebtedness" means up to $15.0 million in aggregate principal amount of Indebtedness of Holdings and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date hereof, until such amounts are permanently repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Transactions be included in fixed charges), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) excluding, however, guarantees incurred in connection with (a) any Equipment Financing Guarantee or (b) residual value guarantees, conditional loss guarantees and similar financings allowed to be incurred pursuant to Section 4.09 hereof and (iv) if and for so long as such Person is taxed as a partnership for federal income tax purposes, all cash dividend payments or other distributions of property on any series of preferred stock of such Person or, if such Person is taxed as a corporation for federal income tax purposes, the product of (a) all cash dividend payments or other distributions of property (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred equity of such Person times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Holdings or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma adjustments for expenses and cost reductions attributable to such acquisitions (to the extent such adjustments are (x) realizable within twelve months of the date of the acquisition and (3) based on pro forma financial statements reviewed by Holdings' accountants), (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded,
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, and (iv) the amount of interest expense attributable to financings pursuant to the Dealer Financing Program shall be subtracted from the numerator and excluded from the denominator in calculating the Fixed Charge Coverage Ratio, provided that the interest income from such financings exceeds interest expense.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

            "George Group" means The George Group, Inc., a Texas corporation, and its successors.

            "Global Debenture Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

            "Global Debentures" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, in the form of Exhibit A-1 and Exhibit A-2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "Grove Capital" means Grove Capital, Inc., a Delaware corporation, and its successors.

            "Grove Investors" means Grove Investors LLC, a Delaware limited liability company, and its successors.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates and (iii) commodities purchase and sale agreements and other similar agreements designed to protect such Person against fluctuations in the price of raw materials used by Holdings or its Restricted Subsidiaries in the ordinary course of business.

            "Holder" means a Person in whose name a Debenture is registered.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness (other than Hedging Obligations and guarantees) outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

            "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

            "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by Standard & Poor's Corporation or Baa3 or higher by Moody's Investors Services, Inc. or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Corporation or Moody's Investors Services, Inc. then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Issuers or any of their Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of Holdings shall not be deemed to be an Investment. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Debentures for use by such Holders in connection with the Exchange Offer.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

            "Management Committee" means (i) for so long as Holdings is a limited liability company, the Management Committee of Holdings and (ii) otherwise, the Board of Directors of Holdings.

            "Net Income" means, with respect to any Person for any period, (i) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss) less (ii) in the case of any Person that is a partnership or limited liability company, the Tax Amount of such person for such period.

            "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "New Credit Agreement" means that certain New Credit Agreement, dated as of the date hereof by and among the Company, Grove Capital and Chase Bank of Texas, National Association, as administrative agent, BankBoston N.A., as syndication agent and Donaldson, Lufkin & Jenrette Securities Corporation, as documentation agent, and certain other lenders party thereto, providing for up to $125.0 million of revolving credit borrowings and $200.0 million of term borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "New Credit Facility" means, with respect to the Issuers and their Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Debentures being offered hereby) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

            "Non-U.S. Person" means a Person who is not a U.S. Person.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness.

            "Obligor," as to the Debentures, means the Issuers and any successor obligor upon the Debentures.

            "Offering" means the offering of the Debentures by the Issuers.

            "Officer" means, with respect to any Person, the Chairman of the Board of Directors or Management Committees, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers" Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, that meets the requirements of Section
10.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

            "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, which is the Depositary as of the date hereof, shall include Euroclear and Cedel).

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by Holdings and its respective Restricted Subsidiaries on the date hereof.

            "Permitted George Group Transactions" means, for purposes of Section
4.11 hereof, consulting arrangements with the George Group and its affiliates and any payments for fees and expenses thereunder made, provided that such payments shall not exceed $8.0 million in any fiscal year (with such amount being subject to reasonable adjustments in connection with advisory and consulting services rendered in connection with Permitted Investments).

            "Permitted Holders" means (i) any of Keystone, Inc., FW Grove Coinvestors, L.P., FW Strategic Partners, L.P., George Group Employee Partners--Grove, L.P. and Michael George and their respective Affiliates on the date hereof; (ii) any of the Permitted Transferees of the Persons referred to in clause (i); and (iii) any person or group which holds, directly or indirectly, Equity Interests in Holdings so long as a majority of the Equity Interests in Holdings are beneficially owned by the Persons referred to in clauses (i) and
(ii).

            "Permitted Investments" means (a) any Investment in Holdings or in a Wholly Owned Restricted Subsidiary of Holdings that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents and Investment Grade Securities; (c) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment (i) such Person becomes a Wholly

Owned Restricted Subsidiary of Holdings and is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Wholly Owned Restricted Subsidiary of Holdings that is engaged in Permitted Business; (d) any Investment made as a result of the receipt of assets not constituting Cash Equivalents from an Asset Sale that was made pursuant to
Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10 million; (g) Investments in securities of customers received in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments existing on the date hereof or made in connection with the Transactions; (i) Investments consisting of receivables owing to Holdings and its Restricted Subsidiaries and advances or loans to or the receipt of notes or drafts from, distributors and customers, in each case, in connection with the sale or lease of inventory in the ordinary course of business and consistent with past practices, including such Investments made in connection with or pursuant to a Dealer Financing Program; (j) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practices not to exceed $1.0 million; (k) any Hedging Obligation; (l) Investments in an Accounts Receivable Subsidiary made in connection with the formation of an Accounts Receivable Subsidiary or received in consideration of sales of accounts receivable, in each case, in accordance with Section 4.15 hereof; (in) Investments consisting of intercompany loans from Holdings and its Restricted Subsidiaries to Restricted Subsidiaries; (n) Investments consisting of capital contributions from Holdings or any Restricted Subsidiaries to Restricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $25.0 million; (o) Equipment Financing Guarantees permitted by the terms of clause (xv) of Section 4.09 hereof; and (p) loans to and promissory notes or other instruments of managers and officers of Grove Investors, Holdings or its Restricted Subsidiaries, in each case, issued in connection with the purchase of Equity Interests of Grove Investors or Holdings.

            "Permitted Liens" means (i) Liens securing Senior Debt (as defined in the Senior Subordinated Note Indenture) and Liens on assets of Restricted Subsidiaries securing Senior Debt permitted by the terms of the Senior Subordinated Note Indenture to be incurred; (ii) Liens in favor of the Issuers or a Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with one of Holdings or any Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or any Subsidiary of Holdings; (iv) Liens on property existing at the time of acquisition thereof by Holdings or any Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of
Section 4.09 hereof covering only the assets acquired, constructed or improved with such Indebtedness; (vi) Liens existing on the date hereof; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (ix) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or such Subsidiary; (x) liens on assets of the Subsidiary Guarantors (as defined in the Senior Subordinated Note Indenture) to secure Senior Debt of such Subsidiary Guarantors that was permitted to be incurred under the Senior Subordinated Note Indenture; (xi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xiii) judgment or attachment Liens not giving rise to an Event of Default; (xiv) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary course of the business of Holdings or any of its Restricted Subsidiaries; (xv) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) Liens securing reimbursement obligations with respect to letters of credit and products and proceeds thereof; (xviii) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xix) Liens arising out of consignment, conditional purchase or similar arrangements for the sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business; (xx) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; (xxi) Liens with respect to Equipment Financing Guarantees and related inventory and equipment; (xxii) Liens incurred in connection with the Dealer Financing Program and (xxiii) Liens incurred in the ordinary course of business on equipment and inventory held for lease by Holdings or any of its Restricted Subsidiaries.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the incurrence thereof to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, fees and interest incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation, partnership, limited liability company or similar entity in which the direct and beneficial owner or owners of 80% or more of the Equity Interests in such Person or such individual's spouse or children or any trust for the benefit of such Persons; and (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon death of such Person or upon the incompetence or disability of such Person for purposes of the protection and management of such individual's assets.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "Public Equity Offering" means a public offering pursuant to an effective registration statement under the Securities Act of Equity Interests (other than Disqualified Stock) of Holdings (or any other person that owns, directly or indirectly, 100% of the common equity of the Issuers to the extent the net proceeds thereof are contributed to Holdings as a capital contribution) that, in each case, results in net proceeds to Holdings of at least $25.0 million.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any receivables financing permitted pursuant to
Section 4.15 hereof.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 29, 1998, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Senior Subordinated Note Indenture" means the indenture relating to the Senior Subordinated Notes.

            "Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2008 of Grove Worldwide LLC and Grove Capital, Inc.

            "Regulation S" means Regulation S promulgated under the Securities
Act

            "Regulation S Global Debenture" means a global Debenture bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 903 of Regulation S, or a Regulation S Temporary Global Debenture or Regulation S Permanent Global Debenture, as appropriate.

            "Regulation S Permanent Global Debenture" means a permanent global Debenture in the form of Exhibit A/A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Debenture upon expiration of the Restricted Period.

            "Regulation S Temporary Global Debenture" means a temporary global Debenture in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 903 of Regulation S.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Definitive Debenture" means one or more Definitive Debentures that bear and are required to bear the Private Placement Legend.

            "Restricted Global Debenture" means a Global Debenture bearing the Private Placement Legend.

            "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "Tax Amount" means, with respect to Holdings for any period, the product of (i) the taxable income of such Person for such period and (ii) the maximum combined Federal, state and local income tax rates applicable to an individual resident in New York City or California, whichever is higher; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes attributable to Holdings, such as alternative minimum tax carryforwards shall be taken into account, and adjusted to take into account any applicable credits, deductions or other adjustments allowed under both New York and California law to a direct or indirect owner of an interest in Holdings for state and local income tax purposes.

            "Tax Distribution" means a distribution in respect of taxes to the members of Holdings pursuant to clause (vi) of Section 4.07 hereof.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

            "Transactions" means each of (i) the acquisition by Holdings through certain of its subsidiaries of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of

Hanson Funding (G) PLC and certain of its subsidiaries, for aggregate cash consideration of approximately $583.0 million plus certain assumed liabilities (the "Acquisition"); (ii) approximately $203.0 million of borrowings under the New Credit Facility; (iii) approximately $225.0 million of estimated gross proceeds from the offering of the Senior Subordinated Notes; and (iv) an approximately $168.0 million equity contribution to Grove Worldwide by Holdings (the "Equity Contribution"), a portion of which is being financed with $50.0 million in gross proceeds from the offering of the Debentures.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Definitive Debenture" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Global Debenture" means a permanent global Debenture in the form of Exhibit A-1 and Exhibit A-2 attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Debentures that do not bear the Private Placement Legend.

            "Unrestricted Subsidiary" means (i) any Subsidiary (other than Grove Holdings Capital, Inc.) or any successor to any of them that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a resolution of the Management Committee; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Management Committee giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuers shall be in default of such covenant). The Management Committee of Holdings may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

            "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Committee of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors' qualifying shares and (y) shares required to be held by a second shareholder pursuant to the laws of France in an amount not to exceed one-tenth of one percent of the outstanding shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

Term                                                                 Defined in
                                                                       Section

"Affiliate Transaction" ..............................................   4.11
"Asset Sale ..........................................................   4.10
"Asset Sale Offer" ...................................................   3.09
"Authentication Order" ...............................................   2.02
"Bankruptcy Law" .....................................................   4.01
"Change of Control Offer" ............................................   4.15
"Change of Control Payment" ..........................................   4.15
"Change of Control Payment Date" .....................................   4.15
"Commission" .........................................................   4.03
"Covenant Defeasance" ................................................   8.03
"DTC " ...............................................................   2.03
"Event of Default" ...................................................   6.01
"Excess Proceeds" ....................................................   4.10
"incur" ..............................................................   4.09

"Financier" ..........................................................   4.16
"Legal Defeasance" ...................................................   8.02
"Offer Amount" .......................................................   3.09
"Offer Period" .......................................................   3.09
"Paying Agent" .......................................................   2.03
"Permitted Debt" .....................................................   4.09
"Promissory Note" ....................................................   4.14
"Purchase Date" ......................................................   3.09
"Registrar" ..........................................................   2.03
"Relevant Entity" ....................................................   6.01
"Restricted Payments" ................................................   4.07

SECTION 1.03. TRUST INDENTURE ACT TERMS

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Debentures;

            "indenture security Holder" means a Holder of a Debenture;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or institutional trustee" means the Trustee; and

            "obligor" on the Debentures means the Issuers and any successor obligor upon the Debentures.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
            plural include the singular;

                  (5) provisions apply to successive events and transactions;
            and

                  (6) references to sections of or rules under the Securities
            Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                 THE DEBENTURES

2.01. FORM AND DATING.

      (a) General. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2 hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Debentures. Debentures issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Debentures. Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Debenture, all as contemplated by Section 2.06(a)(ii) hereof) and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Debenture shall be exchanged for beneficial interests in Regulation S Permanent Global Debentures pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debenture. The aggregate principal amount of the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION

            One Officer shall sign the Debentures for the each of the Issuers by manual or facsimile signature.

            If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

            A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Issuers signed by an Officer of each Issuer (an "Authentication Order"), authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures plus Debentures issued to pay Liquidated Damages pursuant to paragraphs 1 and 2 of the Debentures. The aggregate principal amount at maturity of Debentures outstanding at any time pursuant to this Indenture may not exceed $150.0 million except as provided in Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

2.03. REGISTRAR AND PAYING AGENT

            The Issuers shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

            The Issuers initially appoint The Depository Trust Company (the "DTC") to act as Depositary with respect to the Global Debentures.

            The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, and interest on the Debentures, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers) shall have no further liability for the money. If either of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Issuers shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

      (a) Transfer And Exchange. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Issuers for Definitive Debentures if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determine that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Debenture be exchanged by the Issuers for Definitive Debentures prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section
2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a); however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer And Exchange Of Beneficial Interests In The Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
      (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debentures pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Debenture or the Regulation S Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal all matters required to be certified by it under Section 5(a)(ii) of the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

      (c) Transfer or Exchange of Beneficial Interests for Definitive
Debentures.

            (i) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Debenture may not be exchanged for a Definitive Debenture or transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (ii) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal all matters required to be certified by it under Section 5(a)(ii) of the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Debentures for Beneficial Interests.

            (i) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted

      Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Debenture
            proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
            (2)(b) thereof;

                  (B) if such Restricted Definitive Debenture is being
            transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Debenture is being
            transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Debenture is being
            transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Debenture is being
            transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Debenture is being
            transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Debenture is being
            transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the 144A

            Global Debenture, in the case of clause (c) above, the Regulation S Global Debenture, and in all other cases, the IAI Global Debenture.

            (ii) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal all matters required to be certified by it under Section 5(a)(ii) of the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Debentures proposes
            to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
            (l)(c) thereof; or

                        (2) if the Holder of such Definitive Debentures proposes
            to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

            (iii) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

            If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

      (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted

      Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal all matters required to be certified by it under Section 5(a)(ii) of the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive
            Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive
            Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that certify in the applicable Letters of Transmittal all matters required to be certified by it under Section 5(a)(ii) of the Registration Rights Agreement, and accepted for exchange in the Exchange Offer and (ii) Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Definitive Debentures in the appropriate principal amount.

            (g) Legends. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND

            AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Debenture or
            Definitive Debenture issued pursuant to subparagraphs (b)(iv),
            (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
            this Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

            "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
            SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

            (iii) Regulation S Temporary Global Debenture Legend. The Regulation S Temporary Global Debenture shall bear a legend in substantially the following form:

            "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE

            AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (iv) Each Debenture shall bear a legend in substantially the following form:

            "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $568.01, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $431.99, THE ISSUE DATE IS APRIL 29, 1998 AND THE YIELD TO MATURITY IS 11 5/8% PER ANNUM."

            (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Issuers' order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

            (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

            (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or
      (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT DEBENTURES

            If any mutilated Debenture is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Issuers may charge for their expenses in replacing a Debenture.

            Every replacement Debenture is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08. OUTSTANDING DEBENTURES.

            The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Debenture does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Debenture; however, Debentures held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

            If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

            If the principal amount of any Debenture is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY DEBENTURES.

            In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by an Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY DEBENTURES.

            Until certificates representing Debentures are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Issuers consider appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

            Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

            The Issuers at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Issuers. The Issuers may not issue new Debentures to replace Debentures that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

            If the Issuers default in a payment of interest on the Debentures, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 3 days prior to the related payment date for such defaulted interest. At least 7 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. RECORD DATE.

            The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

SECTION 2.14. COMPUTATION OF INTEREST.

            Interest on the Debentures shall be computed on a basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15. CUSIP NUMBER.

            The Issuers in issuing the Debentures may use a "CUSIP" number, and if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

            If the Issuers elect to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and, (iv) the redemption price.

SECTION 3.02. SELECTION OF DEBENTURES TO BE REDEEMED.

            If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

            The Trustee shall promptly notify the Issuers in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

            Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

            The notice shall identify the Debentures to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

      (d) the name and address of the Paying Agent;

      (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Issuers default in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

            At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and the date on which the Issuers wish the Trustee to mail such notice.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

            One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

            If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06. DEBENTURES REDEEMED IN PART.

            Upon surrender of a Debenture that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Section 3.07, the Issuers shall not have the option to redeem the Debentures pursuant to this Section 3.07 prior to May 1, 2003. Thereafter, the Debentures will be redeemable at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

             Year                                            Percentage
             ----                                            ----------
             2003 .......................................... 105.813%
             2004 .......................................... 103.875%
             2005 .......................................... 101.938%
             2006 and thereafter ........................... 100.000%

      (b) Notwithstanding the foregoing, at any time prior to May 1, 2001, the Issuers may (but will not have the obligation to), on any one or more occasions, redeem up to 35% of the aggregate principal amount of Debentures originally issued at a redemption price equal to 111.625% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by the Issuers and their Subsidiaries); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION

            The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Debentures (an "Asset Sale Offer"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Debentures required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

      (d) that, unless the Issuers default in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

      (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

      (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

      (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by Holdings for purchase, and the Issuers shall promptly issue a new Debenture, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Upon the completion of an Asset Sale Offer in accordance with this Section 3.09, the amount of Excess Proceeds (as defined in Section 4.10) shall be reset at zero.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01. PAYMENT OF DEBENTURES.

            The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; they shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Debentures and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuers may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. REPORTS.

            Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Debentures are outstanding, Holdings shall furnish to the Holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms l0-Q and 10-K if Holdings was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8K if Holdings was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, Holdings shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (i) at all times the Commission does not accept the filings provided for in the preceding sentence or (ii) such filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, Holdings has agreed that, for so long as any Debentures remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuers shall at all times comply with TIA ss. 314(a).

SECTION 4.04. COMPLIANCE CERTIFICATE.

      (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers have taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Issuers have taking or propose to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 (other than Sections 4.02, 4.03, 4.04 and 4.06 as to which no belief need be expressed) or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Issuers' independent public accountants cannot be obtained, the Issuers shall deliver an Officer's Certificate certifying that they have used their best efforts to obtain such statement but were unable to do so.

      (c) The Issuers shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers have taken or propose to take with respect thereto

SECTION 4.05. TAXES.

            The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

            Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of Holdings (other than Equity Interests owned by Holdings or any Restricted Subsidiary of Holdings) or any direct or indirect parent of Holdings; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than any subordinated indebtedness held by Holdings), except a payment of interest or principal at Stated Maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (viii), (x), (xi), (xiii) and (xiv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such

Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Holdings since the date hereof as a contribution to its equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Holdings that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Holdings), plus (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by Holdings or a Wholly Owned Restricted Subsidiary after the hereof from an Unrestricted Subsidiary of Holdings, to the extent that such dividends were not otherwise included in Consolidated Net Income of Holdings for such period, plus
(v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date hereof, the lesser of (A) the fair market value of Holdings' Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, other Equity Interests of Holdings (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(iv) the payment of any dividend or making of any distribution by a Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Grove Investors, Holdings or any Subsidiary of Holdings held by any former member of Holdings' (or any of its Subsidiaries') Management Committee or any former officer, employee or director of Grove Investors or Holdings or any of its Subsidiaries pursuant to the Holdings Operating Agreement or Grove Investors Operating Agreement, any equity subscription agreement, stock option agreement, employment agreement or other similar agreements and any dividends or distributions to Grove Investors to fund such purchase, redemption or other acquisition or retirement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (1) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (2)) of $10.0 million plus (2) the aggregate cash proceeds received by Grove Investors, Holdings or the Company during such calendar year from any reissuance of Equity Interests by Grove Investors, Holdings or the Company to members of management of Holdings and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided, further that the aggregate cash proceeds referred to in (2) above shall be excluded from clause (c)(ii) of the preceding paragraph; (vi) so long as Holdings is a limited liability company either treated as a partnership or disregarded as an entity separate from its owner for U.S. federal income tax purposes (as evidenced by a certificate of an officer of Holdings, prepared based on such officer's best knowledge, at least annually).

distributions to members of Holdings in an amount with respect to any period after December 31, 1997 not to exceed the Tax Amount of Holdings for such period; provided, however, that such distributions shall be allowed to be made quarterly based on an estimation and after the end of a taxable year based on the partnership tax return of Holdings (or, if Holdings is disregarded as an entity separate from its owner, its nearest owner that is not so disregarded) for such taxable year (or at such other times as reasonably appropriate including in connection with an audit adjustment), taking into account any previous payments of Tax Amount for such taxable year or, if Holdings becomes included in a consolidated tax group for U.S. federal income tax purposes, payments to Holdings or the common parent of the taxable group in an amount, with respect to any period after December 31, 1997, not to exceed the tax liability attributable to Holdings and its Subsidiaries on a stand-alone basis for such period; (vii) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the concurrent issue and sale (other than to a Restricted Subsidiary) of Equity Interests of Holdings (other than any Disqualified Stock); (viii) the payment of dividends or the making of loans or advances for costs and expenses incurred by Grove Investors or Holdings in its capacity as a holding company in an aggregate amount not to exceed $2.0 million in each calendar year pursuant to this clause (viii); (ix) so long as no Default or Event of Default has occurred and is continuing and Holdings can incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings issued after the date hereof in accordance with
Section 4.09 hereof; (x) Investments made by Holdings or any of its Restricted Subsidiaries within 30 days of the date hereof, the proceeds of which are used to fund the Transactions or capitalize Restricted Subsidiaries; (xi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(xii) Restricted Investments having an aggregate fair market value, taken together with all other Restricted Investments made pursuant to this clause
(xii) that are at that time outstanding, not to exceed $30.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xiii) distributions or payments of Receivables Fees; (xiv) dividends or distributions to Grove Investors to fund severance costs incurred by Grove Investors in connection with the Transactions; and (xv) Restricted Payments not to exceed $20.0 million since the date hereof.

            The Management Committee may designate any Restricted Subsidiary, other than Grove Holdings Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (i) through (xv) above or is entitled to be made pursuant to the first paragraph of this Section 4.07, Holdings shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this Section 4.07. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Management Committee, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries, (ii) make loans or advances to Holdings or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the New Credit Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date hereof, (c) this Indenture and the Debentures, the Senior Subordinated Notes and the Senior Subordinated Note Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) purchase money obligations or other Indebtedness or contractual requirements incurred in connection with or permitted by the provisions of
Section 4.15 hereof, (n) any Equipment Financing Guarantees, and (o) restrictions on transfers of assets pursuant to agreements relating to a Dealer Financing Program.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

            Holdings (A) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and (B) shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Holdings' Subsidiaries may incur Indebtedness or issue preferred equity if the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

            The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (i) the incurrence by the Issuers and their Restricted Subsidiaries of Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence does not exceed an amount equal to $200.0 million plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing less the aggregate amount of all scheduled or mandatory repayments of the principal of any term Indebtedness under the New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the date hereof;

      (ii) the incurrence by an Issuer and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (A) the amount of the Borrowing Base and (B) $125.0 million less, in the case of clause (B), the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce revolving credit commitments under a Credit Facility pursuant to Section
4.10 hereof;

      (iii) the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness;

      (iv) the incurrence by (A) the Issuers of Indebtedness represented by the Debentures sold in the Offering and (B) the incurrence by Grove and Grove Capital of Indebtedness represented by the Senior Subordinated Notes and the incurrence by the Subsidiary Guarantors (as defined in the Senior Subordinated
Note Indenture) of Indebtedness represented by the guarantees of such Senior Subordinated Notes;

      (v) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or similar financings, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

      (vi) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by Holdings or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by Holdings or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), does not exceed $10.0 million;

      (vii) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv), (v), (vi) or (x) of this paragraph;

      (viii) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Wholly Owned Subsidiaries, including a pledge of assets in connection therewith; provided, however, that (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

      (ix) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (ii) the value of foreign currencies purchased or received by Holdings or any of its Restricted Subsidiaries in the ordinary course of business as conducted by Holdings or any of its Restricted Subsidiaries (iii) commodity risk relating to commodity agreements to the extent entered into in the ordinary course of business to protect Holdings and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in its business;

      (x) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $40.0 million;

      (xi) the incurrence by Holdings' Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Holdings that was not permitted by this clause (xi);

      (xii) the Guarantee by the Issuers or any of their Restricted Subsidiaries of Indebtedness of Holdings or a Subsidiary of Holdings, which Indebtedness was permitted to be incurred by another provision of this Section 4.09;

      (xiii) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by Holdings or a Restricted Subsidiary in the ordinary course of business and consistent with past practices;

      (xiv) the incurrence of Indebtedness, including Guarantees, by Holdings or any of its Restricted Subsidiaries in connection with a Dealer Financing Program;

      (xv) the incurrence of Equipment Financing Guarantees; and

      (xvi) the incurrence of Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary; provided that the maximum aggregate liability of such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with any such disposition or the gross proceeds actually paid by Holdings and its Restricted Subsidiaries in connection with any such acquisition.

            For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

SECTION 4.10. ASSET SALES.

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash and Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet) of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability and (y) any securities, Debentures or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 60 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision.

            Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Holdings or any Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to repay Senior Debt (as defined in the Senior Subordinated Note Indenture) or the Senior Subordinated Notes, (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business or (c) for a combination of uses described in clauses (a) and (b). Pending the final application of any such Net Proceeds, Holdings and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 100% of the principal amount thereof on the date of purchase (if such purchase date is on or after May 1, 2003) plus, in each case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Debentures tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, Holdings shall not be required to make an Asset Sale Offer if (i) Holdings' obligation to make such Asset Sale Offer is due to an Asset Sale by one or more of Holdings' Subsidiaries, (ii) as a result of such Asset Sale (or Asset Sales) the Company is required to make and does make an offer similar to an Asset Sale Offer to the Holders of the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Indenture and
(iii) to the extent that the aggregate amount of Senior Subordinated Notes


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

tendered pursuant to such offer is less than the Excess Proceeds, the Company makes an Asset Sale Offer to all Holders of Debentures with such remaining Excess Proceeds.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) the Issuers deliver to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement, compensation or employee benefit arrangements and incentive arrangements with any officer, director, member or employee entered into by Grove Investors or any of its Restricted Subsidiaries in the ordinary course of business of Grove Investors or such Restricted Subsidiary, as well as customary change of control and severance payments, (ii) transactions between or among the Issuers and/or their Restricted Subsidiaries, (iii) payment of reasonable managers' and directors' fees to Persons who are not otherwise Affiliates of the Issuers, (iv) Restricted Payments, Permitted Investments and other payments and distributions that are permitted by the provisions of Section
4.07 hereof, (v) any Permitted George Group Transaction; (vi) loans and advances to officers, directors and employees of Grove Investors or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vii) transactions permitted by the provisions of Section 4.16 hereof; (viii) transactions permitted by clauses (xii) and (xiv) of Section 4.09 hereof; and (ix) transactions pursuant to any contract or agreement in effect on the date hereof as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to Holdings and its Restricted Subsidiaries than the contract or agreement as in effect on the date hereof.

SECTION 4.12. LIENS.

            The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


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

SECTION 4.13. CORPORATE EXISTENCE.

            Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence, and the corporate, limited liability company or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company or other existence of any of their Subsidiaries, if the Management Committee or Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.14. OFFER TO REPURCHASE UPON CHANGE OF CONTROL

      (a) Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus, in each case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations directly conflict with the provisions of the Indenture relating to such Change of Control Offer, the Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

            On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture shall be in a principal amount of


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

$1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (b) Notwithstanding anything to the contrary in this Section 4.14, Holdings shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and Section 3.09 hereof and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. SALES OF ACCOUNTS RECEIVABLE.

            Holdings may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and or notes receivables and related assets to an Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is a least equal to the aggregate fair market value of the receivables sold, as determined by the Management Committee in good faith, (ii) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier") or an Equity Interest in such Accounts Receivable Subsidiary; provided further that the initial sale will include all accounts receivable of Holdings and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements, (iii) the cash proceeds received from the initial sale less reasonable and customary transaction costs shall be deemed to be Net Proceeds and shall be applied in accordance with the second paragraph of Section 4.10 hereof, and (iv) Holdings and its Restricted Subsidiaries shall sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

            Holdings (i) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from Holdings or any of its Restricted Subsidiaries to any other person except on an arms-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of Holdings and its Restricted Subsidiaries and activities incidental thereto, (iii) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) shall, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to Holdings or any of its Restricted Subsidiaries, as payment on the Promissory Notes or a dividend, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to Holdings and its Restricted Subsidiaries and (2) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.


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

SECTION 4.16. SALE AND LEASEBACK TRANSACTIONS.

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) Holdings or such Restricted Subsidiary could have
(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof,
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Management Committee and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and if applicable, the Issuers apply the proceeds of such transaction in compliance with, Section 4.10 hereof. Notwithstanding the foregoing, Delta Manlift, S.A. and Grove France, S.A. and its successor may enter into any sale and leaseback transaction; provided that such sale and leaseback transaction is in the ordinary course of business consistent with past practices as in effect on the date hereof and the aggregate amount of any Attributable Debt in connection with such transactions does not exceed $4.0 million in any calendar year.

SECTION 4.17. RESTRICTION ON PREFERRED STOCK OF SUBSIDIARIES.

            Holdings shall not permit any of its Restricted Subsidiaries to issue any preferred stock (other than Grove Worldwide LLC, which may issue preferred stock that is not Disqualified Stock), or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to Holdings.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY
              OWNED SUBSIDIARIES.

            Holdings (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of Holdings to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Holdings to any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of Holdings to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Holdings or a Wholly Owned Restricted Subsidiary of Holdings.

SECTION 4.19. RESTRICTIONS ON BUSINESS ACTIVITIES.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Holdings and its Restricted Subsidiaries taken as a whole.


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

SECTION 4.20. RESTRICTIONS ON ACTIVITIES OF GROVE CAPITAL.

            Grove Holdings Capital shall not hold any assets, become liable for any obligations or engage in any business activities; provided that Grove Holdings Capital may be a co-obligor with respect to Debentures issued pursuant to this Indenture and the Senior Debt (as defined in the Senior Notes Indenture) and engage in any activities directly related or necessary in connection therewith.

SECTION 4.21. PAYMENTS FOR CONSENT.

            Neither Holdings nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or is paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.22. LIMITATION ON LEASES.

            Holdings shall not, directly or indirectly, lease all or substantially all of its properties or assets to any Person.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

            Neither Issuer shall consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) such Issuer is the surviving Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Registration Rights Agreement, the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of one of the Issuers with or into a Wholly Owned Subsidiary of Holdings, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than one of the Issuers), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. Notwithstanding the foregoing, Holdings is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture (and Grove Holdings Capital


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

may thereafter liquidate); provided that Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization (and, if applicable, liquidation of Grove Holdings Capital) is not adverse to Holders of the Debentures (it being recognized that such reorganization shall not be deemed adverse to Holders of the Debentures solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which an Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such successor Person had been named as the an Issuer herein; provided, however, that the predecessor Issuers shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of such Issuer's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

      Each of the following constitutes an "Event of Default":

      (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures (whether or not permitted by the subordination provisions of this Indenture);

      (b) default in payment when due of the principal of or premium, if any, on the Debentures;

      (c) failure by Holdings or any of its Restricted Subsidiaries for 30 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with the provisions described under Sections 4.07,4.09, 4.10 or 4.14 hereof;

      (d) failure by Holdings or any of its Restricted Subsidiaries for 60 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with any of its other agreements in this Indenture or the Debentures;


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

      (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and provided that in the case of any guarantees, a default shall not be deemed to occur unless Holdings or such Restricted Subsidiary, as applicable, defaults in its payment obligations under such guarantee after demand has been made in accordance with the terms of such guarantee;

      (f) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

      (g) failure by Grove Worldwide LLC or its subsidiaries to apply the proceeds from the Offering as set forth under the caption "Use of Proceeds" in the Offering Memorandum prior to the 10th Business Day after the date hereof; and

      (h) (1) Holdings, (2) any Significant Subsidiary which is a Restricted Subsidiary (other than an Accounts Receivable Subsidiary) or (3) any group of Restricted Subsidiaries (other than an Accounts Receivable Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary (each, a "Relevant Entity") pursuant to or within the meaning of Bankruptcy Law:

            (i) commences a voluntary case;

            (ii) consents to the entry of an order for relief against it in an involuntary case;

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

            (iv) makes a general assignment for the benefit of its creditors; or

            (v) generally is not paying its debts as they become due or

      (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against a Relevant Entity in an involuntary case;

            (ii) appoints a Custodian of a Relevant; or


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

            (iii) orders the liquidation of a Relevant Entity;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement or the Senior Subordinated Notes shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the New Credit Agreement or the Senior Subordinated Notes or (ii) five business days after receipt by the Issuers of written notice of such acceleration. Upon such declaration, the principal of (or prior to May 1, 2003, the Accreted Value of), premium, if any, and accrued and unpaid interest on the Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default described in Section 6.01(h), all outstanding Debentures shall become due and payable without further action or notice.

            If an Event of Default occurs on or after May 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Debentures pursuant section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to May 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Debentures prior to May 1, 2003, then the premium shall also become immediately due and payable to the extent permitted by law upon acceleration of the Debentures in an amount, for each of the years beginning on May 1 of the years set forth below, as set forth below:

               Year                                 Percentage
               ----                                 ----------
               1998 .................................114.500%
               1999 .................................113.050%
               2000 .................................111.600%
               2001 .................................110.150%
               2002 .................................108.700%

SECTION 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of


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

a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

            Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

            Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such discretion. Notwithstanding any provisions to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 hereof unless directed to do so pursuant to this
Section 6.05.

SECTION 6.06. LIMITATION ON SUITS.

            A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

            (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity, and


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            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

            A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07. RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or


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composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:


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            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.


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SECTION 7.02. RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer. A permissive right granted to the Trustee hereunder shall not be deemed to be an obligation to act.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be charged with the knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of Default or such Event of Default shall have been given to the Trustee by the Issuers or by any Holder.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE`S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for Holdings' use of the


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proceeds from the Debentures or any money paid to Holdings or upon Holdings'
direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

            Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to Holdings and filed with the Commission and each stock exchange on which the Debentures are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

            The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuers shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for


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which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

            The obligations of the Issuers under this Section 7.07 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

            To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.


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            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


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SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Issuers may, at the option of their Management Committee or Board of Directors, as applicable, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Issuers' obligations with respect to such Debentures under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

            Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16,
4.17, 4.18,4.19, 4.20, 4.21 and 4.22 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures


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

shall be unaffected thereby. In addition, upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01 (f) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this


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

Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

      (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

      (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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SECTION 8.06. REPAYMENT TO ISSUERS.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

            Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Issuers' obligations to the Holders of the Debentures by a successor to the Issuers pursuant to Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any such Holder; or

      (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Issuers accompanied by a resolutions of their Management Committee or Board of Directors, as applicable, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF DEBENTURES.

            Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures (including additional Debentures, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including additional Debentures, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures).

            Upon the request of the Issuers accompanied by a resolution of their Management Committee or Board of Directors, as applicable, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

            It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures (including additional Debentures, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

      (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures except as provided by Sections 3.09, 4.10 and 4.14 hereof;

      (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures (including additional Debentures, if any) and a waiver of the payment default that resulted from such acceleration);

      (e) make any Debenture payable in money other than that stated in the Debentures;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, or premium, if any, or interest on the Debentures;

      (g) waive a redemption payment with respect to any Debenture (other than a payment required by Section 3.07 hereof; or

      (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF DEBENTURES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Issuers in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Management Committee or Board of Directors, as applicable, approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 10.02. NOTICES.

            Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

             If to the Issuers:

             Grove Holdings LLC
             201 Main Street
             Fort Worth, Texas 76102
             Telecopier No.: (717) 593-5120
             Attention: Keith Simmons, Esq.

             With a copy to:

             Paul, Weiss, Rifkind, Wharton & Garrison
             1285 Avenue of the Americas
             New York, New York 10019
             Telecopier No. (212) 757-3990
             Attention: Mark S. Bergman

             If to the Trustee:

             United States Trust Company of New York
             114 West 47th Street, 25th Floor
             New York, New York 10036-1532
             Telecopier No. (212) 852-1626
             Attention: John Guilano

            The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

            Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF
               DEBENTURES.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS EMPLOYEES, MEMBERS
               AND STOCKHOLDERS.

            No director, officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting an Indenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 10.08 GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

            All agreements of the Issuers in this Indenture and the Debentures shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. SEVERABILITY.

            In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINAL.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

Dated as of April 29, 1998


                                    SIGNATURES

                                        Very truly yours,

                                        GROVE HOLDINGS. LLC



                                        By: /s/ Salvatore J. Bonanno
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GROVE HOLDINGS CAPITAL, INC.



                                        By: /s/ Salvatore J. Bonanno
                                            ------------------------------------
                                            Name:
                                            Title:


UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE


By: /s/ Gerard F. Ganey
    ------------------------------------
    Name:  Gerard F. Ganey
    Title: Sr. Vice President

                                  EXHIBIT A-1

                              (Face of Debenture)
                  11 5/8% Senior Discount Debentures due 2009

No.__                                                        $__________________
                                                             CUSIP NO. 39958EAA1

            Grove Holdings LLC and Grove Holdings Capital, Inc. promise to pay to ___________ or registered assigns, the principal sum of _________________ Dollars on ___________, 2009.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15


GROVE HOLDINGS LLC


By:
    --------------------------------
    Name:
    Title:

GROVE HOLDINGS CAPITAL, INC.


By:
    --------------------------------
    Name:
    Title:

Dated: _________

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF
NEW YORK, as Trustee


By:
    --------------------------------


                                     A-1-1

Authorized Signatory


                                     A-1-2

                              (Back of Debenture)

                  11 5/8% Senior Discount Debentures due 2009

            [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest here in.](1)

            "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $568.01, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $431.99, THE ISSUE DATE IS APRIL 29, 1998 AND THE YIELD TO MATURITY IS 11 5/8% PER ANNUM."

            [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF

----------
(1) This paragraph should be included only if the Debenture is issued in global form.


                                     A-1-3

THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Grove Holdings LLC, a Delaware limited liability company ("Holdings") and Grove Holdings Capital, Inc., a Delaware corporation ("Grove Capital" and together with Holdings, the "Issuers"), promise to pay interest on the principal amount of this Debenture at 11 5/8% per annum from November 1, 2003 until maturity, shall pay the aggregate principal amount of this Debenture on May 1, 2009 and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually on May 1 and November 1 (each an "Interest Payment Date") of each applicable year, or if any such day is not a Business Day, on the next succeeding Business Day. The Debentures will accrete at a rate of 11 5/8 per annum, compounded semi-annually to an aggregate principal amount of $88,000,000 at May 1, 2003. Thereafter, interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Issuers will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if

----------
(2) This paragraph should be removed upon the exchange of the Debentures for New Debentures in the Exchange Offer or upon the registration of the Debentures pursuant to the terms of the Registration Rights Agreement.


                                     A-1-4
such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            4. INDENTURE. The Issuers issued the Debentures under an Indenture dated as of April 29, 1998 (the "Indenture") by and among the Issuers and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are general unsecured Obligations of the Issuers limited to $150.0 million in aggregate principal amount at maturity.

            5. OPTIONAL REDEMPTION.

            (a) The Issuers shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

               Year                              Percentage
               ----                              ----------
               2003 ............................. 105.813%
               2004 ............................. 103.875%
               2005 ............................. 101.938%
               2006 and thereafter .............. 100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 1, 2001, the Issuers may (but will not have the obligation to) on any one or more occasions redeem up to 35% of the aggregate principal amount of Debentures originally issued at a redemption price equal to 111.625% of the Accreted Value (determined at the date of redemption)


                                     A-1-5
thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            6. MANDATORY REDEMPTION.

            Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Debentures tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

            (c) Holders of Debentures that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Debentures purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000


                                     A-1-6
may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures and additional Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures and additional Debentures, if any, voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Issuers' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the Issuance of additional Debentures in accordance with the limitations set forth in the Indenture.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures; (iii) failure by Holdings or any of its Restricted Subsidiaries for 30 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 hereof; (iv) failure by Holdings or any of its Restricted Subsidiaries for 60 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with any of its other agreements in the Indenture or this Debenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any


                                     A-1-7

Issuers under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

            15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL DEBENTURES AND RESTRICTED DEFINITIVE DEBENTURES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 29, 1998, between the Issuers and the parties named on the signature pages thereof or, in the case of additional Debentures, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any additional Debentures (collectively, the "Registration Rights Agreement").

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Grove Holdings LLC
               201 Main Street
               Fort Worth, Texas 76102
               Attention: Keith Simmons, Esq.


                                     A-1-9

                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Debenture on the books of the Issuers. The agent may substitute another to act for him.


Date: _________________

Your Signature: ___________________________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee: ______________________________________


                                     A-1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Debenture purchased by Holdings pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  |_| Section 4.10    |_| Section 4.14

If you want to elect to have only part of the Debenture purchased by Holdings pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$___________


Date: _________________

Your Signature: ___________________________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee: ______________________________________


                                     A-1-11

          SCHEDULE OF TRANSFER OR EXCHANGES OF INTERESTS IN THE GLOBAL
                                  DEBENTURE(3)

            The following transfers or exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or transfers or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:

                                                          Principal Amount
                      Amount of      Amount of increase    at maturity of
                     decrease in        in Principal         this Global       Signature of
                  Principal Amount         Amount             Debenture     authorized officer
                   at maturity of      at maturity of      following such      of Trustee or
                     this Global         this Global        decrease (or         Debenture
Date of Exchange      Debenture           Debenture           increase)          Custodian
----------------  ----------------   ------------------   ----------------  ------------------

----------
(3) This schedule should only be included if the Debentures are issued in global form.


                                     A-1-12

                                  Exhibit A-2

               (Face of Regulation S Temporary Global Debenture)
                  11 5/8% Senior Discount Debentures due 2009

No.__                                                        $__________________
                                                             CUSIP NO. UO3905AA1

            Grove Holdings LLC and Grove Holdings Capital, Inc. promise to pay to ______________ or registered assigns, the principal sum of________ Dollars on May 1, 2009.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

GROVE HOLDINGS LLC


BY:
    --------------------------------
    Name:
    Title:

GROVE HOLDINGS CAPITAL, INC.


BY:
    --------------------------------
    Name:
    Title:

Dated: ___________


This is one of the [Global]
Senior Discount Debentures referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF
 NEW YORK, as Trustee


By:
    --------------------------------
    Authorized Signatory


                                     A-2-1

               (Back of Regulation S Temporary Global Debenture)

                  11 5/8% Senior Discount Debentures due 2009

"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $568.01, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $431.99, THE ISSUE DATE IS APRIL 29, 1998 AND THE YIELD TO MATURITY IS 11 5/8% PER ANNUM."

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES


                                     A-2-2

ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](1)

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Grove Holdings LLC, a Delaware limited liability company ("Holdings") and Grove Holdings Capital, Inc., a Delaware corporation ("Grove Capital" and together with Holdings, the "Issuers"), promise to pay interest on the principal amount of this Debenture at 11 5/8% per annum from November 1, 2003 until maturity, shall pay the aggregate principal amount of this Debenture on May 1, 2009 and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually on May 1 and November 1 (each an "Interest Payment Date") of each applicable year, or if any such day is not a Business Day, on the next succeeding Business Day. The Debentures will accrete at a rate of 11 5/8% per annum, compounded semi-annually to an aggregate principal amount of $88,000,000 at May 1, 2003 Thereafter, interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2003. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

----------
(1) This paragraph should be removed upon the exchange of Debentures for New Debentures in the Exchange Offer or upon the registration of the Debentures pursuant to the terms of the Registration Rights Agreement.


                                     A-2-3

            2. METHOD OF PAYMENT. The Issuers will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            4. INDENTURE The Issuers issued the Debentures under an Indenture dated as of April 29, 1998 (the "Indenture") by and among the Issuers and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are general unsecured Obligations of the Issuers limited to $150.0 million in aggregate principal amount at maturity.

            5. OPTIONAL REDEMPTION.

            (a) The Issuers shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                 Year                              Percentage
                 ----                              ----------
                 2003 ............................. 105.813%
                 2004 ............................. 103.875%
                 2005 ............................. 101.938%
                 2006 and thereafter .............. 100.000%


                                     A-2-4

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 1, 2001, the Issuers may (but will not have the obligation to) on any one or more occasions redeem up to 35% of the aggregate principal amount of Debentures originally issued at a redemption price equal to 111.625% of the Accreted Value (determined at the date of redemption) thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Debentures originally issued remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by Holdings and its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            6. MANDATORY REDEMPTION.

            Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

            7. REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to May 1, 2003) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after May 1, 2003) plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Debentures tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

            (c) Holders of Debentures that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Debentures purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.


                                     A-2-5

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            This Regulation S Temporary Global Debenture is exchangeable in whole or in part for one or more Global Debentures only (i) on or after the termination of the 40 day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Debenture for one or more Global Debentures, the Trustee shall cancel this Regulation S Temporary Global Debenture.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures and additional Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures and additional Debentures, if any, voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Issuers' obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the Issuance of additional Debentures in accordance with the limitations set forth in the Indenture.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default


                                     A-2-6
in payment when due of principal of or premium, if any, on the Debentures; (iii) failure by Holdings or any of its Restricted Subsidiaries for 30 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.14 hereof; (iv) failure by Holdings or any of its Restricted Subsidiaries for 60 days after receipt by the Issuers of notice from the Trustee or by the Issuers and the Trustee of notice from the Holders of at least 25% in principal amount of Debentures then outstanding to comply with any of its other agreements in this Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and provided that in the case of any guarantees, a default shall not be deemed to occur unless Holdings or such Restricted Subsidiary, as applicable, defaults in its payment obligations under such guarantee after demand has been made in accordance with the terms of such guarantee; (vi) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by Grove Worldwide LLC or its subsidiaries to apply the proceeds from the Offering as set forth under the caption "Use of Proceeds" in the Offering Memorandum prior to the 10th Business Day after the date hereof; and (viii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement or the Senior Subordinated Notes shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the New Credit Agreement or the Senior Subordinated Notes or (ii) five business days after receipt by the Issuers of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal


                                     A-2-7
of, the Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

            14. No RECOURSE AGAINST OTHERS. A member, director, officer, employee, incorporator or stockholder, of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

            15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL DEBENTURES AND RESTRICTED DEFINITIVE DEBENTURES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 29, 1998, between the Issuers and the parties named on the signature pages thereof or, in the case of additional Debentures, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any additional Debentures (collectively, the "Registration Rights Agreement").

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Grove Holdings LLC
            201 Main Street
            Fort Worth, Texas 76102
            Attention: Keith Simmons, Esq.


                                     A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Debenture purchased by Holdings pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                  |_| Section 4.10   |_| Section 4.14

            If you want to elect to have only part of the Debenture purchased by Holdings pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$____________


Date: ________________             Your Signature: _____________________________
                                                   (Sign exactly as your name
                                                    appears on the Debenture)

                                   Tax Identification No.: _____________________

Signature Guarantee:


                                     A-2-9

        SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

            The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or of other Restricted Global Debentures for an interest in this Regulation S Temporary Global Debenture, have been made:

                      Amount of     Amount of increase    Principal Amount
                     decrease in       in Principal      at maturity of this     Signature of
                  Principal Amount        Amount          Global Debenture    authorized officer
                   at maturity of     at maturity of       following such        of Trustee or
                     this Global        this Global         decrease (or           Debenture
Date of Exchange      Debenture          Debenture            increase)            Custodian
----------------  ----------------  ------------------   -------------------  ------------------


                                     A-2-10

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Grove Holdings LLC
201 Main Street
Fort Worth, Texas 76102

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036-1532

                  Re: 11 5/8% Senior Discount Debentures due 2009

            Reference is hereby made to the Indenture, dated as of April 29, 1998 (the "Indenture"), between Grove Holdings LLC and Grove Holdings Capital, Inc., as issuers (the "Issuers"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Transferor") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $____________ in such Debenture[s] or interests (the "Transfer"), to _______ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Debenture or a Definitive Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in [the Temporary Regulation S Global Debenture. the Regulation S Global Debenture or a Definitive Debenture pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Debenture, the Temporary Regulation S Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Debenture or a Definitive Debenture pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) |_| such Transfer is being effected to Holdings or a subsidiary thereof; or

      (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $250,000,](1)/

----------
(1). See Footnote 4 In Article 2.

an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to the certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Debenture and/or the Definitive Debentures and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------------------
                                        [Insert Name of Transferor]

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated: ___________, 1998

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

      (a) |_| a beneficial interest in the:

            (i) |_| 144A Global Debenture (CUSIP______), or

            (ii) |_| Regulation S Global Debenture (CUSIP ______), or

            (iii) |_| IAI Global Debenture (CUSIP ______); or

      (b) |_| a Restricted Definitive Debenture.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a) |_| a beneficial interest in the:

            (i) |_| 144A Global Debenture (CUSIP ______), or

            (ii) |_| Regulation S Global Debenture (CUSIP ______), or

            (iii) |_| IAI Global Debenture (CUSIP ______); or

            (iv) |_| Unrestricted Global Debenture (CUSIP ______); or

      (b) |_| a Restricted Definitive Debenture; or

      (c) |_| an Unrestricted Definitive Debenture,

in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE

Grove Holdings LLC
201 Main Street
Fort Worth, Texas 76102

[Registrar address block]

            Re: l1 5/8% Senior Discount Debentures due 2009

                                 (CUSIP ______)

            Reference is hereby made to the Indenture, dated as of April 29, 1998 (the "Indenture"), between Grove Holdings, LLC and Grove Holdings Capital, Inc., as issuers (the "Issuers"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $_____________ in such Debenture[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Debentures or Beneficial Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Debenture to Unrestricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies
(i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) |_| Check if Exchange is from Restricted Definitive Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) |_| Check if Exchange is from Restricted Definitive Debenture to Unrestricted Definitive Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Debenture to Restricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

            (b) |_| Check if Exchange is from Restricted Definitive Debenture to beneficial interest in a Restricted Global Debenture. In connection with the Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in the [CHECK ONE] 144A Global Debenture, Regulation S Global Debenture, IAI Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.


                                             -----------------------------------
                                             [Insert Name of Owner]


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Dated: _____________, ___

                                   EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Grove Holdings LLC
201 Main Street
Fort Worth, Texas 76102

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036-1532

            Re: 11 5/8% Senior Discount Debentures due 2009

            Reference is hereby made to the Indenture, dated as of April 29, 1998 (the "Indenture"), between Grove Holdings LLC and Grove Holdings Capital, Inc., as issuers (the "Issuers"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $_____________ aggregate principal amount of:

      (a) |_| a beneficial interest in a Global Debenture, or

      (b) |_| a Definitive Debenture,

      we confirm that:

            1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to Holdings or any subsidiary thereof,
(B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Holdings a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Debentures, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to Holdings to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Debenture or beneficial interest in a Global Debenture from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and Holdings such certifications, legal opinions and other information as you and Holdings may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ----------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Dated: _____________, ___